Exhibit 10.37

Execution Copy

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made as of March 3, 2008, between American Tire Distributors, Inc., a Delaware corporation, (the “Company”), and Richard P. Johnson (the “Executive”).

RECITALS

A. The Company and the Executive are party to that certain Employment Agreement, dated as of March 31, 2005 (the “Agreement”), pursuant to which the Company employed the Executive. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

B. Section 8.2 of the Agreement provides that the Agreement may be modified only by a writing signed by each of the parties thereto.

C. The Company and the Executive now desire to amend the Section 2 of the Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1. Amendment to the Agreement. The first sentence in Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to earlier termination pursuant to Section 6 hereof, the period of Executive’s employment by the Company (“the Period of Employment”) as (i) Chief Executive Officer and Chairman of the Board shall be for four (4) years commencing on the Effective Date and (ii) Chairman of the Board only shall be fore two (2) years commencing on the fourth anniversary of the Effective Date.”

2. No Other Changes. Except as expressly amended pursuant to this Amendment, the remaining terms of the Agreement remain in full force and effect in accordance with their terms. This Amendment may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE

By:	/s/ Richard P. Johnson
Name:	Richard P. Johnson

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/s/ William E. Berry
Name:	William E. Berry
Title:	President